UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 19, 2011 (October 14, 2011)

Tredegar Corporation
(Exact name of Registrant as specified in charter)

Virginia	1-10258	54-1497771
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1100 Boulders Parkway, Richmond, Virginia	23225
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(804) 330-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 14, 2011, TAC Holdings, LLC, a Virginia limited liability company (the “Buyer”), and Tredegar Film Products Corporation, a Virginia corporation (the “Guarantor”), which are indirect and direct, respectively, wholly-owned subsidiaries of Tredegar Corporation, a Virginia corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Gaucho Holdings B.V., a Dutch besloten vennootschap (the “Seller”) and an indirect subsidiary of Vision Capital Partners VII LP, a Guernsey limited partnership (acting by its general partner VCP VII GP LP, acting by its general partner VCP VII GP Limited), pursuant to which the Buyer agreed to purchase from the Seller, and the Seller agreed to sell to the Buyer (the “Transaction”), 100% of the outstanding equity interests of Terphane Holdings LLC, a Delaware limited liability company (“THLLC”), for an aggregate purchase price of $188,000,000, subject to certain adjustments (the “Purchase Price”).  Pursuant to the terms of the Purchase Agreement, the Guarantor agreed to guarantee certain payment and performance obligations of the Buyer to be performed at or prior to the closing of the Transaction (the “Closing”), which is expected to occur in October 2011.

The Purchase Agreement contains customary representations, warranties, covenants, agreements and indemnification obligations of the Seller and the Buyer.  At the Closing, the Buyer will deposit $36,850,000 of the Purchase Price in escrow accounts to cover the Seller’s indemnification obligations in connection with the Purchase Agreement.

THLLC, through its wholly-owned subsidiary, Terphane Acquisition Corp. II, an exempted company incorporated with limited liability under the laws of the Cayman Islands, is the holding company for Terphane Inc., a Delaware corporation (“Tinc”), and Terphane Limitada, a Brazilian limited liability company (“Limitada”).  Tinc manufactures and markets thin polyester films for packaging and industrial applications in North America.  Limitada manufactures and markets similar products in Latin America.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The above description of the Purchase Agreement has been included to provide information regarding the terms of the Purchase Agreement.  The Purchase Agreement contains representations and warranties of the parties thereto that were made solely for the benefit of the other party.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement.  In addition, such representations and warranties may apply a contractual standard of materiality that is different from that generally applicable to shareholders.  The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to the parties thereto or the Company.

Item 8.01.	Other Events.

On October 17, 2011, the Company issued a press release announcing the Transaction.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

2.1
Membership Interest Purchase Agreement, dated as of October 14, 2011, by and among TAC Holdings, LLC, Gaucho Holdings B.V. and Tredegar Film Products Corporation.  (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibit or schedule upon request.)

99.1	Press release issued on October 17, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 19, 2011

TREDEGAR CORPORATION

By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1
Membership Interest Purchase Agreement, dated as of October 14, 2011, by and among TAC Holdings, LLC, Gaucho Holdings B.V. and Tredegar Film Products Corporation.  (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibit or schedule upon request.)

99.1	Press release issued on October 17, 2011.